Date	9/17/2021
Issuer	Better For You Wellness, Inc. (f.k.a. Fast Track Solutions, Inc.)(OTCPK: FTRK)
Securities	Company’s Common Stock
Structure	Private Placement with Registration Rights
Offering Amount	This term sheet us a firm commitment and intended to facilitate an offer for the purchase of up to $30,000,000 of common stock of the company’s securities.
Term	36 months
Closing Request Date	The date the Investor receives a put request from the Company.
Delivery Date	The date the put shares are received by the Investor
Closing Date	The sixth business day after the Delivery Date.
Pricing Period	The five consecutive trading days immediately following the Closing Date.
Purchase Price	The VWAP of the Securities during the Pricing Period multiplied by 85%.
Other Conditions	Put amounts will be limited to the lesser of $500,000 or 100% of the average shares traded for the 10 days prior to the Closing Request Date. Minimum put amount to the Investor shall be $15,000.
Pre-Registration Commitment

Upon signing of the definitive agreements, the Investor agrees to purchase from the Company $250,000 of the Company’s Securities at a 15% discount to the last Closing Price of the securities.

The Investor agrees to purchase from the Company an additional $250,000 of the Company’s Securities at a 15% discount to the last Closing Price of the securities upon the filing of a ‘Super 8-K’.

The Securities purchased under the Pre-Registration Commitment shall have piggyback registration rights.

Short Sales

The Investor agrees not to engage in any short selling of the Company’s Securities prior to signing of definitive agreements or thereafter. Additionally, the Investor agrees to not lend its acquired

Securities to short sellers.

Documentation Fee

The Company agrees to pay the Investor a one-time fee of $15,000 upon signing of this term sheet for the preparation of the Equity Purchase Agreement and Registration Rights Agreement and other transactional expenses.

Commitment Fee	Common Stock equal to 2.5% of the Offering Amount with piggyback registration rights. The Commitment Fee shares are priced at the closing price of the Company’s common stock the day prior to the signing of the definitive agreements.

Registration

The Company shall file an S-1 or prospectus supplement on a effective S-3, covering the Offering Amount and Commitment Fee with the SEC within 60 days of filing a 'Super 8-K.' The Investor shall agree to be named ‘underwriters” in such registration statement and to register the sale of shares received identified in the

Registration Statement.

Confidentiality	The contents of the Term Sheet are confidential. The Company and the Investor each agrees that it will not show, circulate, or otherwise disclose the Term Sheet or its contents to any other person (other than its officers, employees, directors, affiliates and advisors, on a need-to-know basis).
Equity Blocker	4.99%

Signed: /s/ Ian James

Name: Ian James

Title CEO

Signed: /s/ Ronald Glenn

Name: Ronald Glenn

Title: Managing Member